Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the reference of our firm under the caption of “Experts” in the Registration Statement (Form S-1) and related prospectus of Sunesis Pharmaceuticals, Inc. for the registration of 9,420,291 shares of its common stock and to the incorporation by reference therein of our report dated March 23, 2006, with respect to the financial statements of Sunesis Pharmaceuticals, Inc. included in its Annual Report
(Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
San Jose, California
April 18, 2006